Exhibit 4.1
COMPASS DIVERSIFIED HOLDINGS

SUCH HOLDER’S SHARES OF UNDIVIDED BENEFICIAL INTEREST IN THE PROPERTY OF THE TRUST. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE TRUST’S SHARES WILL BE FURNISHED BY THE TRUST TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed us though they were written out in full according to applicable laws or regulations:
TEN COM -TEN ENT as tenants in UNIF GIFT MIN ACT- Cushxlian -JT TEN — common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common — (Cast} [Minor) Under Uniform Gifts to Minors Act — (Suite)
Additional Abbreviations may also be used though not in the above list.
For Value Received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER Oh ASSGNEE
(PEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares
of the Trust represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney,
to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.
Dated By: —
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR INLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By:
THE SIGNATURES) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
institution (banks, stockbrokers, savings and loan associations
AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-I5).